Exhibit 99.1

Report of Independent Registered Public Acounting Firm

To the Board of Directors of
Circle Star Energy Corp.:

We have audited the accompanying balance sheets of JHE Holdings LLC (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, cash flows and members’ equity for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JHE Holdings LLC as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates, LLP

 Certified Public Accountants
Hein & Associates, LLP
Houston, Texas

September 1, 2011

JHE HOLDINGS, LLC
Balance Sheets

	APRIL 30,	DECEMBER 31,
	2011	2010	2009
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash	$2,474	$14,177	$1,354
Trade accounts receivable	276,236	345,271	14,605
Other receivables	–	1,850	–
Prepaid expenses	5,050	–	189
Total current assets	283,760	361,298	16,148

Oil and gas properties, net	324,552	264,995	38,883

Total assets	$608,312	$626,293	$55,031

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$11,609	$29,997	$11,616
Accrued interest	–	1,852	–
Note payable	–	164,300	–
Total current liabilities	11,609	196,149	11,616

Investment in partnership	17,615	4,535	3,781

MEMBERS’ EQUITY	579,088	425,609	39,634
Total liabilities and members’ equity	$608,312	$626,293	$55,031

See accompanying notes to these financial statements.

JHE HOLDINGS, LLC
Statements of Operations

	Four Months Ended April 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
Oil sales	$368,428	$21,578	$516,786	$40,962
Gas sales	215,369	7,176	39,899	8,021
Total revenues	583,797	28,754	556,685	48,983

Lease operating expense	15,276	5,069	30,697	24,714
Production taxes	67,834	1,759	30,344	3,459
Depreciation, depletion and amortization	46,423	9,877	56,970	36,182
Other operating expenses	5,304	1,291	5,407	385
Impairment charges	21,397	–	–	–
Dry hole/abandonment costs	–	–	23,751	12,722
General and administrative expenses	17,813	1,474	71,135	2,528
	174,047	19,470	218,304	79,990
Income (loss) from operations	409,750	9,284	338,381	(31,007)
Other Income (Expense):
Interest expense	(490)	–	(1,852)	–
Gain on sale of assets	92	–	3,856	–
Miscellaneous income	–	90	3,759	3,506
Equity in earnings of partnership	–	–	45,510	12,251
Net Income (Loss)	$409,352	$9,374	$389,654	$(15,250)

See accompanying notes to these financial statements.

JHE HOLDINGS, LLC
Statements of Members’ Equity

For the Years Ended December 31, 2010 and 2009 and the Four Month Period Ended April 30, 2011 (Unaudited)

Balances, January 1, 2009	$(6,259)
Net loss	(15,250)
Contributions from members	72,890
Distributions to members	(11,747)
Balances, December 31, 2009	39,634
Net income	389,654
Contributions from members	228,739
Distributions to members	(232,418)
Balances, December 31, 2010	425,609
Net income (unaudited)	409,352
Contributions from members	179,127
Distributions to members (unaudited)	(435,000)
Balances, April 30, 2011 (unaudited)	$579,088

See accompanying notes to these financial statements.

JHE HOLDINGS, LLC
Statements of Cash Flows

	Four Months Ended April 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
Cash From Operating Activities:
Net income (loss)	$409,352	$9,374	$389,654	$(15,250)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	46,423	9,877	56,970	36,182
Impairment charges	21,397	–	–	–
Gain on sale of assets	(92)	–	(3,856)	–
Equity in earnings of partnership		–	(45,510)	(12,251)
Changes in operating assets and liabilities:
Trade accounts receivable	69,035	1,670	(330,666)	(14,605)
Other receivables	1,850	(70,000)	(1,850)	–
Prepaid expenses	(5,050)	189	189	(189)
Accounts payable	(18,388)	62,930	18,381	11,616
Accrued interest	(1,852)	–	1,852	–
Net cash provided by operating activities	522,675	14,040	85,164	5,503
Cash From Investing Activities:
Capital expenditures	(127,377)	(5,553)	(231,859)	(35,223)
Proceeds from asset disposition	92	–	181,372	–
Distributions from partnership	13,080	–	46,264	9,721
Net cash used in investing activities	(114,205)	(5,553)	(4,223)	(25,502)
Cash From Financing Activities:
Proceeds from note payable	–	–	164,300	–
Repayment of note payable	(164,300)	–	–	–
Contributions from members	179,127	–	–	33,048
Distributions to members	(435,000)	–	(232,418)	(11,747)
Net cash provided by (used in) financing activities	(420,173)	–	(68,118)	21,301
Net increase (decrease) in cash	(11,703)	8,487	12,823	1,302
Cash At Beginning of Period	14,177	1,354	1,354	52
Cash at End of Period	$2,474	$9,841	$14,177	$1,354
Supplemental Cash Flow Information–
Cash paid for interest	$2,342	$–	$–	$–
Noncash Investing and Financing Activities–
Contribution of property for equity	$–	$228,739	$228,739	$39,842

See accompanying notes to these financial statements.

JHE HOLDINGS, LLC

Notes to Financial Statements

December 31, 2010 and 2009

(Amounts subsequent to December 31, 2010 are unaudited)

1.	Summary of Significant Accounting Policies

Basis of Presentation and Nature of Operations – JHE Holdings (“JHE” or the “Company”) is engaged in the acquisition, exploration and development of properties for the production of crude oil and natural gas, primarily through its ownership of Non-operated working interests, royalty, and mineral  interests in certain oil and gas properties in Texas. All amounts in the accompanying footnotes are in whole dollars unless otherwise specified.

Unaudited Interim Financial Statements - The accompanying unaudited balance sheet as of April 30, 2011 and statements of operations for the four month periods ending April 30, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America.   The unaudited financial statements reflect all elimination entries and adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

Cash and Cash Equivalents – JHE considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents and are stated at cost which approximates market value.

Concentration of Credit Risk – Substantially all accounts receivable result from natural gas and oil sales.  This concentration of customers may impact overall credit risk, as these entities may be similarly affected by changes in economic and other conditions.  Management does not believe a significant credit risk exists at April 30, 2011, December 31, 2010 and 2009.

Accounts Receivable – Trade accounts receivable consist of accrued oil and gas revenues due under normal trade terms, generally requiring payment within 60 days of production.  Management reviews receivables periodically and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible.  As of April 30, 2011, December 31, 2010 and 2009 no valuation allowance was considered necessary.

Properties and Equipment – JHE uses the successful efforts method of accounting for oil and gas property acquisition, exploration, development and producing activities. Acquisition costs, exploration well costs, and development costs are capitalized as incurred. Net capitalized costs of unproved property and exploration well costs are reclassified as proved property and well costs when related proved reserves are found. If an exploration well is unsuccessful in finding proved reserves, the capitalized costs are charged to expense. Other exploration costs, including geological and geophysical costs, and the costs of carrying unproved property are charged to expense as incurred. Costs to operate and maintain wells and field equipment are expensed as incurred.

Capitalized proved property acquisition costs are amortized by field using the unit-of-production method, based on proved reserves. Capitalized exploration well costs and development costs (plus estimated future equipment dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized similarly by field based on proved developed reserves.

JHE HOLDINGS, LLC

Notes to Financial Statements

December 31, 2010 and 2009

(Amounts subsequent to December 31, 2010 are unaudited)

1.	Summary of Significant Accounting Policies (continued)

Long-lived assets, including oil and gas properties, are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows are less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows for other groups of assets – generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group.

As a result of assessments performed on its oil and gas properties, JHE recorded impairment charges of $21,397 in 2011.

Gains and losses on the sale or abandonment of oil and gas properties are reflected in income. Costs of retired, sold or abandoned properties that make up a part of an amortization base (partial field) are charged to accumulated depreciation, depletion and amortization if the units-of-production rate is not significantly affected. Accordingly, a gain or loss, if any, is recognized only when a group of proved properties (entire field) that make up the amortization base has been retired, abandoned or sold.

Accounting for Investment in Partnership – JHE Holdings accounts for its interest in the partnership using the equity method of accounting.

Asset Retirement Obligations – Accounting standards require companies to record a liability relating to the retirement of tangible long-lived assets.  When the liability is initially recorded, there is a corresponding increase in the carrying amount of the related long-lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, either the obligation is settled at its recorded amount or a gain or loss is incurred and recognized.  As of December 31, 2010 and 2009, management has evaluated its liability associated with its oil and gas properties and has determined it to be insignificant.

Revenue Recognition – Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has transferred, and collectability of the revenue is probable.  Taxes assessed by governmental authorities on oil and gas revenues are presented separately as production taxes in the statement of operations.  Gas revenues are accounted for using the sales method.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The most significant estimates pertain to proved crude oil and natural gas reserves and related cash flow estimates used in impairment tests of oil and gas properties, as well as estimates of expenses related to legal, environmental and other contingencies, depreciation, depletion and amortization and asset retirement obligations. Actual results could differ from those estimates.

Income Taxes – The Company is organized as a Limited Liability Company (LLC), which is a pass-through entity for federal income tax purposes.  In lieu of federal corporate income taxes, the members are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in these financial statements.

JHE HOLDINGS, LLC

Notes to Financial Statements

December 31, 2010 and 2009

(Amounts subsequent to December 31, 2010 are unaudited)

2.	Properties and Equipment, Net

Properties and equipment, net, are comprised of the following:

	April 30,	December 31
	2011	2010	2009
	(Unaudited)
Proved oil and gas properties	$342,569	$252,286	$60,999
Unproved oil and gas properties	71,251	70,388	2,500
Other property and equipment	50,307	35,473	11,566
	464,127	358,147	75,065
Accumulated depletion, depreciation and amortization	(139,575)	(93,152)	(36,182)
	$324,552	$264,995	$38,883

3.	Note payable

JHE entered into a loan agreement with Jim Edsel, President of JHE on June 1, 2010, under which JHE could borrow a maximum amount of $250,000. The loan was collateralized by certain property interests held by JHE, earned interest at 4% per annum and matured on June 1, 2011. As of December 31, 2010, the balance outstanding on the loan was $164,300.  The loan was paid in full in January 2011.  Interest expense for the year ended December 31, 2010 and for the four month period ended April 30, 2011 was $1,852 and $490, respectively.

JHE HOLDINGS, LLC

Notes to Financial Statements

December 31, 2010 and 2009

(Amounts subsequent to December 31, 2010 are unaudited)

4.	Litigation Settlement

JHE was party to litigation related to a mineral interest in the well known as Landers #1 (“Landers #1”) that was initiated in November 2008 in the District Court 82nd Judicial District, Robertson County, Texas. The litigation involved a multi-party trespass to try title suit to determine the ownership of Landers #1. Ross L. Martella III originally sought a temporary restraining order, but the lawsuit evolved into a trespass to try title action under Chapter 22 of the Texas Property Code. A Final Judgment was rendered in the suit in November, 2010 and it became final and non-appealable in December, 2010. JHE’s portion of the settlement totaled $179,127, which was recorded as an equity contribution from a member in 2011. Subsequently, two additional litigation matters involving Landers #1 were initiated. As of June 10, 2011, one of the suits was dismissed and Orbis Energy, Ltd. (“Orbis”) has agreed to indemnify JHE in connection with the remaining litigation related to Landers #1.  Orbis is a company owned by the former owners of JHE.

The parties consider the lawsuits to be a nuisance and Management does not believe the Landers #1 litigation to be material due to Orbis’ agreement to indemnify, hold harmless and defend at its sole cost and expenses, Circle Star and its respective successors and assigns from any and all claims and/or costs associated with these lawsuits or any other claim which might be made against the interests that are subject to such litigation.

5.	Subsequent Events

On June 16, 2011, Circle Star Energy, Inc. acquired all of the membership interests in the Company from High Plains Oil, LLC, effective as of June 1, 2011, for consideration including 1,000,000 shares of its common stock and the assumption of a promissory note in the aggregate amount of $7,500,000.

The Company evaluated subsequent events through the date of this report.

JHE HOLDINGS, LLC

Supplemental Oil and Gas Disclosure (Unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Estimates of total proved reserves at December 31, 2010 and, 2009 were based on studies performed by LaRoche Petroleum Consultants, LTD (“LaRoche”), a third-party petroleum engineering firm. The 2010 and 2009 estimates were computed using the 12-month average oil and natural gas index prices, calculated as the unweighted arithmetic average for the first day of the month price for each month during the respective year, as prescribed under the revised rules codified in ASC 932, “Extractive Activities—Oil and Gas”.

No major discovery or other favorable or unfavorable event after December 31, 2010, is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

The following tables illustrate the Company’s net proved reserves, including changes, and proved developed and proved undeveloped reserves for the periods indicated, as estimated. All reserves are located within the state of Texas.

	Oil (MBBL)	natural gas (MMCF)	Total (BOE)

December 31, 2008 (1)
Purchase of reserves	1,632	3,279	2,178
Sale of reserves	(602)	(1,599)	(868)

December 31, 2009	1,030	1,680	1,310
Extensions, discoveries and other additions			–
Production	(6,540)	(8,619)	(7,977)
Purchases of reserves in place	37,009	482,159	117,369
Sales of reserves in place	(159)	–	(159)
December 31, 2010	31,340	475,220	110,543
Proved Developed Reserves
December 31, 2009	1,030	1,680	1,310
December 31, 2010	31,340	475,220	110,543
Proved Undeveloped Reserves
December 31, 2009	–	–	–
December 31, 2010	–	–	–

(1)	Includes natural gas and natural gas equivalents using the ratio of 6 Mcf of natural gas to 1 Bbl of crude oil.

JHE HOLDINGS, LLC

Supplemental Oil and Gas Disclosure (Unaudited)

Capitalized Costs Relating to Oil and Gas Producing Activities – The following table illustrates the total amount of capitalized costs relating to natural gas and crude oil producing activities and the total amount of related accumulated depreciation, depletion and amortization.

	December 31
	2010	2009

Aggregate capitalized costs relating to oil and gas producing activities	$358,147	$75,065
Aggregate accumulated depletion, depreciation and amortization	(93,152)	(36,182)
Net capitalized costs	$264,995	$38,883

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities – Costs incurred in property acquisition, exploration and development activities were as follows:

	Years Ended December 31
	2010	2009

Property acquisition costs, proved	$233,156	$73,817
Property acquisition costs, unproved	50,000	2,500
Exploration costs	23,751	12,722
Development costs	22,454	11,470
Total costs	$329,361	$100,509

Results of Operations for Producing Activities – The results of operations for the Company’s oil and gas producing activities were as follows:

	Years Ended December 31
	2010	2009

Operating Revenues	$556,685	$48,983
Operating Expenses:
Production	66,448	28,558
Exploration	23,751	12,722
Depletion, depreciation and amortization	56,970	36,182
Total operating expenses	147,169	77,462
Results of operations	$409,516	$(28,479)

JHE HOLDINGS, LLC

Supplemental Oil and Gas Disclosure (Unaudited)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves – The following information has been developed utilizing the guidance in ASC 932 and based on natural gas and crude oil reserve and production volumes estimated by LaRoche Petroleum Consultants, LTD. It can be used for some comparisons, but should not be the only method used to evaluate the Company or its performance. Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account when reviewing the following information:

•	Future costs and selling prices will probably differ from those required to be used in these calculations.

•	Due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations.

•	Selection of a 10% discount rate is arbitrary and may not be a reasonable measure of the relative risk that is part of realizing future net oil and gas revenues.

•	Future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows for 2010 and 2009 were estimated by using the 12-month average oil and gas index prices, calculated as the unweighted arithmetic average for the first day of the month price for each month during the year, as prescribed under the revised rules codified in ASC 932.

The average prices (adjusted for basis and quality differentials) related to proved reserves at December 31, 2010 and 2009 for oil ($ per Bbl) were $75.96 and $57.65, respectively, and for natural gas ($ per Mcf) were $4.38 and $3.87, respectively. Future cash inflows were reduced by estimated future development and production costs based on year end costs to arrive at net cash flow.  ASC 932 requires the use of a 10% discount rate.

Management does not solely use the following information when making investment and operating decisions. These decisions are based on a number of factors, including estimates of proved reserves, and varying price and cost assumptions considered more representative of a range of anticipated economic conditions.

JHE HOLDINGS, LLC

Supplemental Oil and Gas Disclosure (Unaudited)

Standardized Measure is as follows:

	Years Ended December 31
	2010	2009

Future cash inflows	$4,483,450	$66,150
Future production costs	(642,820)	(24,290)
Future development costs	(8,230)	(4,500)
Future net cash flows	3,832,400	37,360
10% annual discount for estimated timing of cash flows	(1,292,750)	(2,630)
Standardized measure of discounted future cash flow	$2,539,650	$34,730

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following is an analysis of the changes in the Standardized Measure:

	Years Ended December 31
	2010	2009

Beginning of year	$34,730	$–
Net changes in prices and production costs	1,902	–
Accretion of discount	3,473	–
Revision of previous quantity estimates	79,806	–
Timing and other	258,514	–
Development costs incurred	(22,454)	(11,470)
Sales and transfers, net of production costs	(495,644)	(20,820)
Net purchases (sales) of reserves in place	2,679,323	67,020
End of year	$2,539,650	$34,730